 UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2017

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Private Placement and Securities Purchase Agreement
On September 10, 2017, Apricus Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) for the sale by the Company of 2,136,614 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), at a purchase price of $1.7275 per share, and warrants to purchase up to 1,068,307 shares of Common Stock (the “Warrants”), in a private placement (the “Private Placement”). Subject to certain ownership limitations, the Warrants will be exercisable upon issuance on the closing date at an exercise price equal to $1.67 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for two and a half years from the initial exercise date. The closing (the “Closing”) of the sales of these securities under the Purchase Agreement is expected to occur on September 13, 2017, subject to the satisfaction of customary closing conditions.
The aggregate gross proceeds for the sale of the Shares and Warrants will be approximately $3.7 million. The Company intends to use the net proceeds from the transactions for general corporate and working capital purposes.
Pursuant to the terms of the Purchase Agreement, from the date of the Purchase Agreement until 30 days after effective date of the Resale Registration Statement (as defined below), the Company is prohibited from issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of, any shares of Common Stock or Common Stock equivalents, subject to certain permitted exceptions.
The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501 of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.
The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.
Registration Rights Agreement
In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC within 15 days after the Closing for purposes of registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants. The Company also agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 60 days after date of the Purchase Agreement (90 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.
Engagement Letter
The Company also entered into an engagement letter (the “Engagement Letter”) on September 10, 2017 with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the securities in the Private Placement. The Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction, including any proceeds received from the cash exercise of any Warrants. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the Private Placement (the “Wainwright Warrants”). The Engagement Letter has a six month tail and a 12 month right of first offer period (subject to certain limitations), indemnity and other customary provisions for transactions of this nature. The Wainwright Warrants have substantially the same terms as the Warrants, except that the Wainwright Warrants will have a term of five years an exercise price equal to 125% of the Exercise Price. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright a reimbursement for non-accountable expenses, including legal fees and expenses of the placement agent in an amount of up to $50,000.
Transaction Documents
The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
The Purchase Agreement, the form of Warrant, the form of the Registration Rights Agreement and the Engagement Letter, are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 related to the Shares, Warrants and the Wainwright Warrants is hereby incorporated by reference into this Item 3.02.

Item 7.01    Regulation FD Disclosure
On September 11, 2017, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Registration Rights Agreement

10.1	Securities Purchase Agreement dated as of September 10, 2017, between Apricus Biosciences, Inc. and each purchaser named in the signature pages thereto

10.2	Engagement Letter between Apricus Biosciences, Inc. and H.C. Wainwright & Co., LLC, dated as of September 10, 2017

99.1	Press Release issued by Apricus Biosciences, Inc. on September 11, 2017
Forward Looking Statements.
The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” , or expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,”

“predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include the completion of the sale of the Company’s securities and the amount and use of the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the satisfaction of customary closing conditions related to the sale of the Company’s securities and other risks detailed in the periodic reports the Company files with the Securities and Exchange Commission and in the Company disclosure filed herewith as Exhibit 99.1. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: September 11, 2017	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Registration Rights Agreement

10.1	Securities Purchase Agreement dated as of September 10, 2017, between Apricus Biosciences, Inc. and each purchaser named in the signature pages thereto

10.2	Engagement Letter between Apricus Biosciences, Inc. and H.C. Wainwright & Co., LLC, dated as of September 10, 2017

99.1	Press Release issued by Apricus Biosciences, Inc. on September 11, 2017